ADVANCED DISPOSAL WASTE HOLDINGS CORP.
AMENDED AND RESTATED 2012 STOCK INCENTIVE PLAN
NON-QUALIFIED STOCK OPTION AWARD AGREEMENT
FOR NAMED EXECUTIVE OFFICERS

THIS OPTION AGREEMENT (the “Agreement”) is made effective as of ______________ (the “Date of Grant”) between Advanced Disposal Waste Holdings Corp., a Delaware corporation (the “Company”), and _________________ (the “Participant”).

This Agreement sets forth the general terms and conditions of Options.  By accepting the Options, the Participant agrees to the terms and conditions set forth in this Agreement and the Advanced Disposal Waste Holdings Corp. Amended and Restated 2012 Stock Incentive Plan (the “Plan”).

Capitalized terms not otherwise defined herein shall have the same meanings as in the Plan.

1.           Grant of the Award.  Subject to the provisions of this Agreement and the Plan, the Company hereby grants to the Participant the right and option (the “Options”) to purchase ________________ shares of the Company’s common stock (“Common Shares”) at an exercise price per share of $____________.

2.           Status of the Options.  The Options shall be nonqualified stock options.

3.           Vesting Schedule.  Subject to earlier termination in accordance with the Plan or this Agreement, the Options shall vest as follows, unless previously vested or cancelled in accordance with the Plan or this Agreement (each applicable date a “Scheduled Vesting Date”):

Scheduled Vesting Date	Percent of Options Vesting on Such Date
First Anniversary of the Date of Grant	33.33%
Second Anniversary of the Date of Grant	33.33%
Third Anniversary of the Date of Grant	33.34%

4.           Term.  The Options shall expire and no longer be exercisable ten (10) years from the Date of Grant, subject to earlier termination in accordance with the Plan or this Agreement.

5.           Termination of Service Generally.  In the event that the Participant’s employment or other service with the Company or its Affiliates terminates for any reason other than retirement, termination without Cause, resignation for Good Reason, death or Disability, the Options shall cease to vest, any unvested Options shall immediately be cancelled without consideration and the Participant shall have no further right or interest therein.  Any vested Options shall continue to be exercisable for a period of thirty (30) days following the date of such termination; provided, however, that if the date of  such termination of the Participant’s employment or other service falls on a date on which the Participant is prohibited, by Company policy in effect on such date, from engaging in transactions in the Company’s securities, such termination date shall be extended to the date that is ten (10) days after the first date that the Participant is permitted to engage in transactions in the Company’s securities under such Company policy (but in no event later than the expiration of the term of such Options as set forth herein or, subject to the immediately preceding clause, earlier than thirty (30) days following the date of the Participant’s termination of employment or other service with the Company or its Affiliates).  To the extent that any vested Options are not exercised within such period following termination of employment or other service, such Options shall immediately be cancelled without consideration and the Participant shall have no further right or interest therein.

6.           Retirement; Termination without Cause; Resignation for Good Reason.  Subject to Section 8 of this Agreement, if the Participant’s employment or other service with the Company or its Affiliates terminates as a result of the Participant’s retirement, termination without Cause or resignation for Good Reason (“Cause” and “Good Reason” having the meanings set forth in Section 8 of this Agreement), the Options shall continue to vest in accordance with their terms as if the Participant’s employment or other service had not terminated.  Any vested Options shall continue to be exercisable for a period of one year following the date on which they became vested (but in no event later than the expiration of the term of such Options as set forth herein).  To the extent that any vested Options are not exercised within such timeframe, such Options shall immediately be cancelled without consideration and the Participant shall have no further right or interest therein.

7.           Death; Disability.  Subject to Section 8 of this Agreement, if the Participant’s employment or other service with the Company or its Affiliates terminates as a result of the Participant’s death or Disability, any remaining unvested Options shall vest upon the date of such termination.  Any vested Options shall continue to be exercisable for a period of one year following the date on which they became vested (but in no event later than the expiration of the term of such Options as set forth herein).  To the extent that any vested Options are not exercised within such timeframe, such Options shall immediately be cancelled without consideration and the Participant shall have no further right or interest therein.

8.           Change of Control.  In the event of a Change of Control other than the Initial Public Offering of the Company or its successor, prior to any Scheduled Vesting Date, to the extent the successor company (or a subsidiary or parent thereof) does not assume the Options and this Agreement or provide a substitute therefor on substantially the same terms and conditions by the consummation of the Change of Control, all vested and unvested Options shall become fully vested and exercisable in accordance with Section 9 upon the consummation of the Change of Control.  To the extent the successor company (or a subsidiary or parent thereof) assumes or provides a substitute for the Options on substantially the same terms and conditions, the existing vesting schedule will continue to apply; provided, however, that, if upon or within 24 months following the date of a Change of Control, the Participant’s employment or other service with the Company or its Affiliates is terminated without Cause or the Participant resigns for Good Reason, all of the Options shall become fully vested and exercisable in accordance with Section 9.  For purposes of this Section 8, the term “Cause” shall mean (a) with regard to any Participant who is party to an employment agreement with the Company or any of its Affiliates which contains a definition of “Cause,” the definition set forth in such agreement, and (b) with regard to any other Participant: (i) any act or omission that constitutes a material breach by the Participant of any obligations under an employment or service agreement with the Company or one of its Affiliates or an Award Agreement; (ii) the continued failure or refusal of the Participant to substantially perform the duties reasonably required of the Participant as an employee of or other service provider to the Company or one of its Affiliates; (iii) any willful and material violation by the Participant of any law or regulation applicable to the business of the Company or one of its Affiliates, or the Participant’s conviction of a felony, or any willful perpetration by the Participant of a common law fraud; or (iv) any other willful misconduct by the Participant which is materially injurious to the financial condition or business reputation of, or is otherwise materially injurious to, the Company or any of its Affiliates.  For purposes of this Section 8, the term “Good Reason” shall mean (x) with regard to any Participant who is party to an employment agreement with the Company or any of its Affiliates which contains a definition of “Good Reason,” the definition set forth in such agreement, and (y) with regard to any other Participant: (i) the material diminution of the Participant’s title and/or responsibilities or (ii) the Participant being required to relocate more than twenty-five (25) miles from the Participant’s then-existing office.

9.           Method of Exercising Options.

(a)           Notice of Exercise.  Subject to the terms and conditions of this Agreement, the Options may be exercised by written notice to the Company signed by the Participant and stating the number of Common Shares in respect of which the Options are being exercised.  Such notice shall be accompanied by payment of the full purchase price.  The date of exercise of the Options shall be the later of (i) the date on which the Company receives the notice of exercise or (ii) the date on which the conditions set forth in Section 9(b) are satisfied.  Notwithstanding any other provision of this Agreement, the Participant may not exercise the Options and no Common Shares will be issued by the Company with respect to any attempted exercise when such exercise is prohibited by law or any Company policy then in effect.  In no event shall the Options be exercisable for a fractional Common Share.

(b)           Payment.  In order to exercise the Options, the Participant may tender payment of the exercise price:  (i) in cash or cash equivalents; (ii) by actual delivery or attestation to ownership of freely transferable Common Shares already owned for a minimum of six months by the person exercising the Options; (iii) by a combination of cash and Common Shares equal in value to the exercise price; (iv) through net share settlement or similar procedure involving the withholding of Common Shares subject to the Options with a value equal to the exercise price; or (v) by such other means as the Committee may authorize.  If payment is made in whole or in part with Common Shares (including through the withholding of Common Shares subject to the Options), the value attributed to such Common Shares shall be the mean of the high and low prices of the Common Shares on the New York Stock Exchange composite list (or such other stock exchange as shall be the principal market for the Common Shares) on the day of the exercise.

(c)           Limitation on Exercise.  The Options shall not be exercisable unless the offer and sale of Common Shares pursuant thereto has been registered under the Securities Act of 1933, as amended (the “Securities Act”) and qualified under applicable state “blue sky” laws or the Company has determined that an exemption from registration under the Act and from qualification under such state “blue sky” laws is available.

(d)           Automatic Cashout.  To the extent the Participant was precluded, due to legal restrictions or Company policy, from exercising the Options in the final period during which such exercise was otherwise permissible (which period may include the scheduled expiration date of the Options), the Participant’s in-the-money Options, that is, those Options for which the exercise price per Common Share is less than the Fair Market Value of a Common Share, will be exercised automatically, with no action required on the part of a Participant, using a net share settlement or similar procedure immediately before their scheduled expiration date.

10.           Nontransferability of Options.  Unless otherwise determined by the Committee pursuant to the terms of the Plan, Options may not be sold, pledged, or otherwise transferred except by the laws of descent and distribution.  The Common Shares acquired pursuant to the Options shall be subject to the Shareholders Agreement.

11.           Rights as a Shareholder.  The Participant shall have no rights as a shareholder with respect to any Common Shares issuable upon exercise of the Options until the Participant becomes a holder of record thereof, and no adjustment shall be made for dividends or distributions or other rights in respect of any Common Shares for which the record date is prior to the date upon which the Participant shall become the holder of record thereof.

12.           No Entitlements.

(a)           No Right to Continued Employment or Other Service Relationship.  This Agreement does not constitute an employment or service agreement and nothing in the Plan or this Agreement shall modify the terms of the Participant’s employment or other service, including, without limitation, the Participant’s status as an “at will” employee of the Company or its Affiliates, if applicable.  None of the Plan, the Agreement, the grant of Options, nor any action taken or omitted to be taken shall be construed (i) to create or confer on the Participant any right to be retained in the employ of or other service to the Company or its Affiliates, (ii) to interfere with or limit in any way the right of the Company or its Affiliates to terminate the Participant’s employment or other service at any time and for any reason or (iii) to give the Participant any right to be reemployed or retained by the Company or its Affiliates following a termination of employment or other service for any reason.

(b)           No Right to Future Awards.  The Options and all other equity-based awards under the Plan are discretionary.  The Options do not confer on the Participant any right or entitlement to receive another grant of Options or any other equity-based award at any time in the future or in respect of any future period.

13.           Taxes and Withholding.  The Participant must satisfy any federal, state, provincial, local or foreign tax withholding requirements applicable with respect to the exercise of the Options.  The Company may require or permit the Participant to satisfy such minimum tax withholding obligations through the Company withholding of Common Shares not to exceed the minimum statutory withholding requirement that would otherwise be received by such individual upon the exercise of the Options.  The obligations of the Company to deliver the Common Shares under this Agreement shall be conditioned upon the Participant’s payment of all applicable taxes and the Company shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the Participant.

14.           Securities Laws.  Regardless of whether the offering and sale of options or Common Shares under the Plan have been registered under the Securities Act, or have been registered or qualified under the securities laws of any state, the Company at its discretion may impose restrictions upon the sale, pledge or other transfer of such Common Shares if, in the judgment of the Company, such restrictions are necessary or desirable in order to achieve compliance with the Securities Act or the securities laws of any state or any other law or to enforce the intent of this Agreement, provided that such restrictions upon the sale, pledge or other transfer of such Shares be no greater than such restrictions on the sale, pledge or other transfer of Shares owned by Star Atlantic Waste Holdings II, L.P. (“SAWH”) or any Affiliate (as such term is defined in the Shareholders Agreement) of SAWH.

15.           Restrictive Legends and Stop-Transfer Orders.

(a)           Legends. The Participant understands and agrees that the Company shall cause the legends set forth below or legends substantially equivalent thereto, to be placed upon any certificate(s) evidencing ownership of the Common Shares together with any other legends that may be required by state or federal securities laws:

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE “ACT”) AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER THE ACT OR, IN THE OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER OF THESE SECURITIES, SUCH OFFER, SALE OR TRANSFER, PLEDGE OR HYPOTHECATION IS IN COMPLIANCE THEREWITH.

THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER AND DRAG-ALONG RIGHTS HELD BY THE ISSUER OR ITS ASSIGNEE(S) AS SET FORTH IN THE SHAREHOLDERS AGREEMENT TO WHICH THE ORIGINAL HOLDER OF THESE SHARES IS A PARTY, A COPY OF WHICH MAY BE OBTAINED AT THE PRINCIPAL OFFICE OF THE ISSUER. SUCH TRANSFER RESTRICTIONS AND DRAG-ALONG RIGHTS ARE BINDING ON TRANSFEREES OF THESE SHARES.

(b)           Stop-Transfer Notices. The Participant agrees that, in order to ensure compliance with the restrictions referred to herein, the Company may issue appropriate “stop transfer” instructions to its transfer agent, if any, and that, if the Company transfers its own securities, it may make appropriate notations to the same effect in its own records.

(c)           Refusal to Transfer. The Company shall not be required (i) to transfer on its books any Common Shares that have been sold or otherwise transferred in violation of any of the provisions of this Agreement or the Shareholders Agreement or (ii) to treat as owner of such Common Shares or to accord the right to vote or pay dividends to any purchaser or other transferee to whom such Common Shares shall have been so transferred.

16.           Shareholders Agreement.  No Common Shares shall be issued pursuant to Options until the Participant executes a Joinder Agreement whereby the Participant agrees to be bound by the provisions of the Shareholders Agreement.

17.           Market Stand-Off.  In connection with any underwritten public offering by the Company of its equity securities pursuant to an effective registration statement filed under the Securities Act, including the Company’s Initial Public Offering (as defined in this Section 17), the Participant shall not directly or indirectly sell, make any short sale of, loan, hypothecate, pledge, offer, grant or sell any option or other contract for the purchase of, purchase any option or other contract for the sale of, or otherwise dispose or transfer, or agree to engage in any of the foregoing transactions with respect to, any Common Shares acquired under this Agreement without the prior written consent of the Company or its underwriters.  Such restriction (the “Market Stand-Off”) shall be in effect for such period of time following the date of the final prospectus for the offering as may be requested by the Company or such underwriters. In no event, however, shall such period exceed one hundred and eighty (180) days. In the event of the declaration of a stock dividend, a spin-off, a stock split, an adjustment in conversion ratio, a recapitalization or a similar transaction affecting the Company’s outstanding securities without receipt of consideration, any new, substituted or additional securities which are by reason of such transaction distributed with respect to any Common Shares subject to the Market Stand-Off, or into which such Common Shares thereby become convertible, shall immediately be subject to such Market Stand-Off.  In order to enforce the Market Stand-Off, the Company may impose stop-transfer instructions with respect to the Common Shares acquired under this Agreement until the end of the applicable stand-off period.  The Company and its underwriters shall be beneficiaries of the agreement set forth in this Section 17.  This Section 17 shall not apply to Common Shares registered in a public offering under the Securities Act, and the Participant shall be subject to this Section 17 only if the directors and officers of the Company are subject to similar arrangements.  “Initial Public Offering” shall mean a firm commitment underwritten public offering of Shares or other event the result of which is that Shares are tradable on the New York Stock Exchange, American Stock Exchange, NASDAQ National Market or similar public market system.  Notwithstanding the foregoing, the restrictions of the Market Standoff provided herein shall be no greater than the restrictions imposed upon the Common Shares owned by SAWH or any Affiliate (as such term is defined in the Shareholders Agreement) of SAWH.

18.           Miscellaneous Provisions.

(a)           Notices.  Any notice necessary under this Agreement shall be addressed to the Company in care of its Secretary at the principal executive office of the Company and to the Participant at the address appearing in the records of the Company for the Participant or to either party at such other address as either party hereto may hereafter designate in writing to the other.  Notwithstanding the foregoing, the Company may deliver notices to the Participant by means of email or other electronic means that are generally used for employee communications.  Any such notice shall be deemed effective upon receipt thereof by the addressee.

(b)           Headings.  The headings of sections and subsections are included solely for convenience of reference and shall not affect the meaning of the provisions of this Agreement.

(c)           Counterparts.  This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

(d)           Incorporation of Plan; Entire Agreement.  This Agreement and the Options shall be subject to the Plan, the terms of which are incorporated herein by reference, and in the event of any conflict or inconsistency between the Plan and this Agreement, the Plan shall govern.  This Agreement and the Plan constitute the entire agreement between the parties hereto with regard to the subject matter hereof.  They supersede all other agreements, representations or understandings (whether oral or written and whether express or implied) that relate to the subject matter hereof.  The Participant acknowledges receipt of the Plan, and represents that he is familiar with its terms and provisions.

(e)           Amendments.  Subject to all applicable laws, rules and regulations, the Committee shall have the power to amend this Agreement at any time provided that such amendment does not adversely affect, in any material respect, the Participant’s rights under this Agreement without the Participant’s consent.  Notwithstanding the foregoing, the Company shall have broad authority to alter or amend this Agreement and the terms and conditions applicable to the Options without the consent of the Participant to the extent it deems necessary or desirable in its sole discretion (i) to comply with or take into account changes in, or rescissions or interpretations of, applicable tax laws, securities laws, employment laws, accounting rules or standards and other applicable laws, rules, regulations, guidance, ruling, judicial decision or legal requirement, (ii) to ensure that the Options are not subject to taxes, interest and penalties under Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”), (iii) to take into account unusual or nonrecurring events or market conditions, or (iv) in any other manner set forth in Section 16 of the Plan.  Any amendment, modification or termination shall, upon adoption, become and be binding on all persons affected thereby without requirement for consent or other action with respect thereto by any such person.  The Committee shall give written notice to the Participant in accordance with Section 18(a) of any such amendment, modification or termination as promptly as practicable after the adoption thereof.  The foregoing shall not restrict the ability of the Participant and the Company by mutual consent to alter or amend the terms of the Options in any manner that is consistent with the Plan and approved by the Committee.

(f)           Section 409A of the Code.  It is the intention and understanding of the parties that the Options granted under this Agreement do not provide for a deferral of compensation subject to Section 409A of the Code.  This Agreement shall be interpreted and administered to give effect to such intention and understanding and to avoid the imposition on the Participant of any tax, interest or penalty under Section 409A of the Code or the regulations and guidance promulgated thereunder (“Section 409A”) in respect of any Options.  Notwithstanding any other provision of this Agreement or the Plan, if the Committee determines in good faith that any provision of the Plan or this Agreement does not satisfy Section 409A or could otherwise cause any person to recognize additional taxes, penalties or interest under Section 409A, the Committee may, in its sole discretion and without the consent of the Participant, modify such provision to the extent necessary or desirable to ensure compliance with Section 409A.  Any such amendment shall maintain, to the extent practicable, the original intent of the applicable provision without contravening the provisions of Section 409A.  This Section 18(f) does not create an obligation on the part of the Company to modify the Plan or this Agreement and does not guarantee that the Options will not be subject to interest and penalties under Section 409A.

(g)           Successor.  Except as otherwise provided herein, this Agreement shall be binding upon and shall inure to the benefit of any successor or successors of the Company, and to any Permitted Transferee pursuant to Section 10.

(h)           Choice of Law.  Except as to matters of federal law, this Agreement and all actions taken thereunder shall be governed by and construed in accordance with the laws of the State of Delaware (other than its conflict of law rules).

(i)           Clawback.  Any awards made pursuant to the Plan shall be subject to any recoupment policy adopted by the Company or required by law as in effect from time to time.

ADVANCED DISPOSAL WASTE HOLDINGS CORP.

By:
Name:
Title:

The undersigned hereby acknowledges having read the Plan and this Agreement, and hereby agrees to be bound by all the provisions set forth in the Plan and this Agreement.

Participant Name (Printed):

Signature:

Date: